HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.
SUMMARY OF UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

Introduction

On July 21, 2017, Hartman Short Term Income Properties XX, Inc. (the “Company”) and Hartman Short Term Income Properties XIX, Inc. (“Hartman XIX”) entered into an agreement and plan of merger (the “XIX Merger Agreement”). On July 21, 2017, as subsequently modified on May 8, 2018, the Company, the Operating Partnership, Hartman Income REIT, Inc. (“HIREIT”) and Hartman Income REIT Operating Partnership LP, the operating partnership of HIREIT, (“HIROP”), entered into an agreement and plan of merger (the “HIREIT Merger Agreement,” and together with the XIX Merger Agreement, the “Merger Agreements”). On May 14, 2020, the Merger Agreements were approved by the respective company shareholders. The effective date of the Mergers for financial reporting is July 1, 2020.

Effective July 1, 2020, in connection with the Mergers, the Company acquired interests in (i) two commercial land developments in progress and (ii) a 26.99% interest in SPE LLC. As of the date of the Mergers, there were 5,895,967 shares of Hartman XIX preferred stock and 100 common shares issued and outstanding, which converted to 7,343,511 shares of Company stock, resulting in aggregate merger consideration of $82,688,000.

Effective July 1, 2020, in connection with the Mergers, the Company acquired interests in (i) one commercial real estate property, (ii) one pad site development in progress, (iii) a 34.38% member interest in SPE LLC, (iv) the Property Manager and (v) a 30% interest in Advisor. As of the date of the Mergers, there were 12,378,718 shares of HIREIT common stock issued and outstanding and 1,214,197 HIROP OP units, which converted to 9,525,691 shares of Company stock and 913,346 OP units of Hartman XX Operating Partnership units ("XX OP units"); resulting in aggregate merger consideration of $117,544,000.

The following unaudited pro forma consolidated statements combine the historical consolidated financial statements of the Company, Hartman XIX, and HIREIT as if the Mergers occurred on the dates specified below. The accompanying unaudited pro forma consolidated balance sheet as of June 30, 2020 has been prepared as if the Merger had occurred as of that date. The accompanying unaudited pro forma consolidated statements of operations for the six months ended June 30, 2020 and year ended December 31, 2019 have been prepared as if the Mergers had occurred on January 1, 2019.

Pro forma adjustments, and the assumptions on which they are based, are described in the accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements (the “Notes”).

The pro forma adjustments and the purchase price allocation as presented are based on assumptions, estimates and certain information that is currently available. The pro forma information has been prepared in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”). All significant adjustments necessary to reflect the effects of the Mergers that can be factually supported within the SEC regulations covering the preparation of pro forma financial statements have been made. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the combined operating results or financial position that would have occurred if such transactions had been consummated on the dates and in accordance with the assumptions described herein, nor is it necessarily indicative of future operating results or financial position.

The following unaudited pro forma information should be read in conjunction with the balance sheet of the Company as of December 31, 2019 and June 30, 2020, and the related statements of operations, equity, and cash flows for the year ended December 31, 2019 and for the three and six months ended June 30, 2020 and the notes thereto contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on May 13, 2020 and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 filed with the SEC on August 14, 2019, respectively.

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
For the Six Months Ended June 30, 2020 (in thousands, except for share data)

	Hartman XX (a)	Hartman XIX (b)	HI-REIT (b)	Pro Forma Adjustments		Pro Forma Total
ASSETS
Real estate assets, at cost	$599,733	$—	$8,549	$2,509	(c)	$610,791
Accumulated depreciation and amortization	(131,654)	—	(5,173)	(75)	(c)	(136,902)
Real estate assets, net	468,079	—	3,376	2,434		473,889

Cash and cash equivalents	132	—	—	—		132
Restricted cash	21,782	—	—	—		21,782
Accrued rent and accounts receivable, net	16,228	113	124	(1,220)	(d)	15,245
Notes receivable - related party	16,537	3,900	—	(8,100)	(e)	12,337
Deferred leasing commission costs, net	11,584	—	131	(131)	(f)	11,584
Goodwill	250	—	—	—		250
Prepaid expenses and other assets	3,020	—	290	2,425	(c)	5,735
Real estate held for development	—	4,775	—	3,751	(c)	8,526
Due from related parties	537	—	4,755	—		5,292
Investment in affiliate	8,978	59,312	70,729	(139,019)	(g)	—
Total assets	$547,127	$68,100	$79,450	$(142,294)		$554,772

LIABILITIES AND EQUITY

Liabilities:
Notes payable, net	$306,624	$—	$2,493	$—		$309,117
Notes payable, related parties		4,200	3,900	(8,100)	(e)	—
Due to related parties	—	6,954	—	—		6,954
Accounts payable and accrued expenses	16,519	5,391	4,432	(1,220)	(d)	25,122
Tenants' security deposits	5,114	—	59	—		5,173
Total liabilities	$328,257	$16,545	$10,884	$(9,320)		$346,366

Stockholders' equity:
Preferred equity	—	49,795	—	(49,795)		—
Common equity	60,664	—	57,248	79,851		197,763
Total stockholders' equity	60,664	49,795	57,248	30,056		197,763
Noncontrolling interests in subsidiary	158,206	1,760	11,318	(160,641)		10,643
Total equity	218,870	51,555	68,566	(130,585)	(h)	208,406
Total liabilities and equity	$547,127	$68,100	$79,450	$(139,905)		$554,772

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Six Months Ended June 30, 2020 (in thousands, except for share data)

	Hartman XX (a)	Hartman XIX (b)	HI-REIT (b)	Pro Forma Adjustments		Pro Forma Total
Revenues
Rental revenues	$37,442	$—	$—	$—		$37,442
Tenant reimbursements and other revenues	7,746	—	—	(3,582)	(c)	4,164
Management and advisory income	—	—	9,664	(4,766)	(c)	4,898
Total revenues	45,188	—	—	(3,582)		46,504

Expenses (income)
Property operating expenses	11,959	—	444	(3,646)	(d)	8,757
Asset management fees	880	—	—	(264)	(d)	616
Organization and offering costs	—	—	38	—		38
Real estate taxes and insurance	6,768	—	105	—		6,873
Depreciation and amortization	14,002	—	137	25	(e)	14,164
General and administrative	2,259	72	9,469	—		11,800
Interest expense	5,682	126	119	(245)	(f)	5,682
Interest and dividend income	(952)	(161)	—	161	(g)	(952)
Equity in loss of unconsolidated entities	—	(976)	(1,243)	2,219	(h)	—
Total expenses, net	40,598	(939)	9,069	(1,486)		46,978

Net income (loss)	4,590	939	595	(2,096)		(474)
Net income (loss) attributable to noncontrolling interest	2,114	—	—	(2,114)	(i)	—
Preferred stock dividends	—	2,260	—	—		$2,260
Net income (loss) attributable to common stockholders	$2,476	$(1,321)	$(9,069)	$282		$(2,734)
Net income (loss) attributable to common stockholders, per share	$0.13	$(0.24)	$0.04			$(0.08)
Weighted average number of common shares outstanding, basic and diluted	18,418	5,540	13,628			35,560
See accompanying notes to unaudited pro forma consolidated statement of operations.

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2019 (in thousands, except for share data)

	Hartman XX (a)	Hartman XIX (b)	HI-REIT (b)	Pro Forma Adjustments		Pro Forma Total
Revenues
Rental revenues	$72,045	$—	$543	$—		$72,588
Tenant reimbursements and other revenues	14,679	—	381	(8,053)	(c)	7,007
Management and advisory income	—	—	19,534	(10,956)	(c)	8,578
Total revenues	86,724	—	20,458	(19,009)		88,173

Expenses
Property operating expenses	31,721	—	571	(8,053)	(d)	24,239
Asset management and acquisition fees	1,760	—	—	(528)	(d)	1,232
Organization and offering costs	—	—	103	—		103
Real estate taxes and insurance	13,545	146	309	—		14,000
Depreciation and amortization	27,812	—	269	50	(e)	28,131
General and administrative	5,901	284	20,067	—		26,252
Interest expense	13,834	252	227	(479)	(f)	13,834
Interest and dividend income	(1,854)	(321)	—	999	(g)	(1,176)
Gain from sale of property	—	(685)	—	—		(685)
Equity in loss of unconsolidated entities	—	1,932	2,461	(4,393)	(h)	—
Total expenses, net	92,719	1,608	24,007	(12,404)		105,930

Net income (loss)	(5,995)	(1,608)	(3,549)	(6,605)		(17,757)
Net income (loss) attributable to non-controlling interests	(4,562)	177	1,741	2,644	(i)	—
Preferred stock dividends	—	4,486	—	—		4,486
Net income (loss) attributable to common, preferred and subordinated stockholders	$(1,433)	$(6,271)	$(5,290)	$(9,249)		$(22,243)
Weighted average number of shares outstanding (in thousands)	18,304	5,510	15,116	(2,431)		36,499
Basic and diluted earnings per share	$(0.08)	$(1.14)	$(0.35)			$0.61
See accompanying notes to unaudited pro forma consolidated statement of operations.

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Balance Sheet
(a)Reflects Hartman XX's historical unaudited balance sheet as of June 30, 2020 derived from Hartman XX's Quarterly Report on Forms 10-Q for the six months ended June 30, 2020, as filed with the SEC on August 14, 2020.

(b)Represents Hartman XIX's and HIREIT's historical unaudited balance sheets as of June 30, 2020.

(c)Reflects the net purchase price as shown above, allocated to assets and liabilities of HIREIT and Hartman XIX on a preliminary basis as of June 30, 2020. Depreciation expense attributable to the acquisition value of HIREIT asset assumes an estimated useful life of 39 years. All other real estate assets acquired are land.

	HIREIT	XIX	Combined
Assets
Real estate assets	5,884	8,526	14,410
Cash and cash equivalents, accounts receivable, prepaid expenses and other assets, and due from related parties	4,943	111	5,054
Notes receivable – related party	—	3,900	3,900
Acquired intangibles	2,425	—	2,425
Investment in HIREIT	—	2,845	2,845
Investment in SPE LLC	111,369	87,430	198,799
Investment in other affiliates	201	—	201
Total Assets	128,403	99,231	227,634

Liabilities
Notes payable	6,393	4,200	10,593
Accounts payable and accrued expenses, and due to related parties	4,466	8,475	12,941
Unpaid preferred dividends due to Hartman XIX shareholders	—	3,868	3,868
Total Liabilities	10,859	16,543	27,402

Net assets acquired	117,544	82,688	200,232

(d)Eliminate intercompany interest receivable/payable between Hartman XX, Hartman XIX, and HIREIT, which is included in accrued rents and accounts receivable, net and accounts payable and accrued expenses, respectively.

(e)Eliminate related party notes receivable of Hartman XX and Hartman XIX and corresponding notes payable of Hartman XIX and HIREIT.

(f)Eliminate HIREIT deferred leasing commissions incurred from Hartman XXI.

(g)Eliminate Hartman XX's, Hartman XIX's, and HIREIT's intercompany investment in affiliate balances.

(h)Adjustment reflects issuance of shares of new Hartman XX common stock to Hartman XIX and HIREIT in connection to the Mergers.

Unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2020

(a) Reflects Hartman XX's historical unaudited consolidated statement of operations for the six months ended June 30, 2020 derived from Hartman XX's Quarterly Report on Forms 10-Q for the six months ended June 30, 2020, as filed with the SEC on August 14, 2020.

(b) Represents Hartman XIX's and HIREIT's historical unaudited consolidated statement of operations for the six months ended June 30, 2020.

(c) Reflects the elimination of intercompany property management fees and leasing commissions earned by HIREIT and charged to Hartman XX.

(d) Reflects the elimination of intercompany property management expenses and asset management fees incurred by Hartman XX from HIREIT.

(e) Reflects the increase in depreciation expense attributable to the acquisition value of the HIREIT commercial asset as a result of the Mergers assumed to have occurred January 1, 2019.

(f) Reflects the elimination of intercompany interest expense charged by Hartman XX to Hartman XIX and HIREIT.

(g) Reflects the elimination of intercompany interest income earned by Hartman XIX from HIREIT.

(h) Reflects the elimination of equity in losses of unconsolidated entities which are wholly owned as a result of the Mergers.
(i) Convert all categories of non-controlling interest to common equity.

Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2019

(a) Reflects Hartman XX's historical audited consolidated statement of operations for the year ended December 31, 2019 derived from the Hartman XX's Annual Report on Form 10-K filed with the SEC on May 13, 2020.

(b) Represents Hartman XIX's and HIREIT's historical audited consolidated statements of operations for the year ended December 31, 2019.

(c) Reflects the elimination of intercompany property management fees and leasing commissions earned by HIREIT and charged to Hartman XX.

(d) Reflects the elimination of intercompany property management expenses and asset management fees incurred by Hartman XX from HIREIT.

(e) Reflects the increase in depreciation expense attributable to the acquisition value of the HIREIT commercial asset as a result of the Mergers assumed to have occurred January 1, 2019.

(f) Reflects the elimination of intercompany interest expense charged by Hartman XX to Hartman XIX and HIREIT.

(g) Reflects the elimination of intercompany interest income earned by Hartman XIX from HIREIT.

(h) Reflects the elimination of equity in losses of unconsolidated entities which are wholly owned as a result of the Mergers.

(i) Convert all categories of non-controlling interest to common equity.